UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

December 13, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Amended Loan Agreement between VelaTel Global Communications, Inc. and AQT, LLC

On December 13, 2013 (“Effective Date”), VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”) entered into an Amended Loan Agreement with AQT, LLC, a Delaware limited liability company. The material terms of the Amended AQT Loan Agreement are as follows [except as noted, all amounts payable are expressed in Hong Kong dollars, the approximate equivalent in US dollars is expressed in brackets at a presumed exchange rate of US$1.00 = HK$7.75, with the US dollar equivalent rounded to the nearest US$100]:

(i)               The parties had entered into a previous loan agreement (“Original AQT Loan Agreement”) (disclosed as Exhibit 10.52 to Form 10-Q filed on August 19, 2013) under which AQT loaned the Company US$600,000 [this amount was originally expressed in US dollars] with a maturity date of January 27, 2014. Under the Amended AQT Loan Agreement, the Maturity Date is extended to April 2, 2014 and the Adjusted Original Principal Amount is changed to HK$4,929,000 [US$636,000], which includes an extension fee plus interest accrued through the Effective Date.

(ii)             AQT loaned the Company the additional sum of HK$9,780,500 [US$1,262,000], which the Company paid towards the Loan Agreement with Xin Hua (disclosed as Exhibit 10.54 to Form 10-Q filed on November 19, 2013 (“First Xin Hua Installment”). AQT has the option but not the obligation to loan the Company the additional sum of HK$18,740,637.45 [US$2,418,100] on or before the date required for the Company to pay the remaining balance due under the Xin Hua Loan Agreement (“Second Xin Hua Installment”), in which case such amount will be added to the Principal Amount.

(iii)           The Company promises to repay the Adjusted Original Principal Amount plus the First Xin Hua Installment totalling HK$14,709,500 [US$ 1,898,000] (“Principal Amount”), together with interest at 10% per annum accruing on the outstanding balance from the Effective Date (“Interest” and together with the Principal Amount, “Total Loan Amount”), on or before April 2, 2014 (“Maturity Date”).

(iv)            At AQT’s election in its sole discretion, VelaTel shall be granted up to four extensions of the Maturity Date for consecutive increments of three months each upon a cash payment of 3% of the Principal Balance per extension. After the Maturity Date or any other default, interest shall accrue at the rate of 20% per annum.

(v)             Upon payment of the total amount due under the Xin Hua Loan Agreement, the Company will grant AQT the following rights, subject to the following restrictions, related to the capital stock of the Company’s subsidiary, China Motion Telecom (HK) Ltd. (“China Motion Stock”):

(1)	AQT shall receive a security interest in 100% of the China Motion Stock, through either (a) assignment of the Share Charge and Option Deed previously granted to Xin Hua (disclosed as Exhibits 10.55 and 10.56 to Form 10-Q filed on November 19, 2013), or (b) new and substantially identical instruments in AQT’s name (“AQT Security”).

(2)	AQT shall have the right to receive repayment of any or all of the Total Amount Due in the form of China Motion Stock, valued for purposes of repayment at HK$49,827,585 [US$6,437,100] (“AQT Option”). China Motion Stock issued or transferred to AQT shall be subject to full anti-dilution protection.

(3)	Both the AQT Security and the AQT Option are subject to the option granted under the Cooperation Agreement between the Company and StarHub Mobile Pte, Ltd. to acquire up to 25% of the China Motion Stock (disclosed as Exhibit 10.1 to Form 8-K filed on December 2, 2013). If StarHub exercises its option, StarHub’s payment shall be made directly to AQT and shall, for shares released from the AQT Security, reduce the Total Loan Amount in the same ratio that 10% of the enterprise value of China Motion bears to the Total Loan Amount. If the total amount paid by StarHub exceeds the Total Loan Amount, the excess shall be payable to VelaTel.

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(4)	In no event shall the combined percentage of China Motion Stock transferred by VelaTel pursuant to (1) the AQT Option and (2) the StarHub Cooperation Agreement exceed 49%. AQT shall have the option to release pursuant to the AQT Security and/or to transfer pursuant to the AQT Option in any combination that fulfills this requirement.

(5)	Until all amounts due under the Xin Hua Loan Agreement are paid, any rights in the China Motion Stock granted pursuant to the Amended AQT Loan Agreement are subordinate to the rights of Xin Hua under the Share Charge and the Option Deed, and the rights of AQT shall be null and void upon the occurrence of a default under the Xin Hua Loan Agreement by which Xin Hua exercises his option under the Option Deed.

(vi)            The Amended AQT Loan Agreement is governed under California law, calls for resolution of disputes in the state and federal courts of California, and provides for recovery of attorney fees by the prevailing party in the event of any litigation.

A complete copy of the Amended AQT Loan Agreement is attached as Exhibit 10.1 to this Form 8-K (omitting internal exhibits that have been previously disclosed), and is incorporated by this reference.

Item 9.01 Exhibits

10.1	Amended AQT Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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